                                    EXHIBIT 1

                                                   TOTAL SHARES SOLD          WEIGHTED AVERAGE
SALE DATES                                           DURING PERIOD               SALE PRICE
----------                                           -------------               ----------
January 10 - January 11*                                15,000                     $26.44
January 14 - January 18*                                37,500                     $25.80
January 22 - January 25                                 30,000                     $27.69
January 28 - February 1                                 36,500                     $29.75
February 4 - February 8                                 38,500                     $31.09
February 11 - February 15                               37,500                     $32.87
February 19 - February 22                               30,000                     $31.90
February 25 - March 1                                   37,000                     $33.73
March 4 - March 8                                       38,000                     $34.81
March 11 - March 15                                     35,700                     $35.97
March 18 - March 22                                     34,800                     $35.65
March 25 - March 28                                     33,000                     $33.46
April 1 - April 5                                       39,000                     $32.08
April 8 - April 12                                      37,500                     $35.06
April 15 - April 19                                     37,500                     $35.08
April 22 - April 26                                     37,500                     $35.86
April 29 - May 3                                        37,500                     $36.58
May 6 - May 10                                          34,500                     $37.90
May 13 - May 17                                         37,000                     $40.15
May 20 - May 24                                         38,000                     $38.82
May 28 - May 31                                         30,000                     $37.41


*Amounts shown reflect the effects of the Issuer's 3-for-2 stock split distributed January 18, 2002